Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS FIRST QUARTER

DILUTED EPS OF $0.43

Dayton, Ohio, (June 2, 2016) -- REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2016 first quarter (“Q1 ‘16”) ended April 30, 2016. REX management will host a conference call and webcast today at 11:00 a.m. ET. to review the results.

Conference Call:	(303) 223-4398
Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX American Resources’ Q1 ‘16 results principally reflect its interests in six ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its four remaining plants are reported as equity in income of unconsolidated ethanol affiliates. During the fiscal 2015 second quarter the Company sold its interest in Patriot Holdings, LLC (“Patriot”). As such, subsequent to June 1, 2015, equity in income of unconsolidated ethanol affiliates includes contributions from four ethanol production facilities, compared with five in the comparable year-ago period.

REX’s Q1 ‘16 net sales and revenue were $100.2 million, compared with $105.2 million in Q1 ‘15, principally reflecting a 6.4% decline in the average price per gallon of ethanol and to a lesser degree a 13.1% decline in dried distiller grains pricing, which was partially offset by an increase in ethanol volume. Primarily due to reduced distiller grains pricing, the Company’s Q1 ‘16 gross profit was $8.4 million, compared with $9.1 million in the prior year period.

Equity in income of unconsolidated ethanol affiliates in Q1 ‘16 was $0.2 million, compared with $1.5 million in Q1 ‘15 largely as a result of lower crush spreads and reduced distiller grain pricing as well as the recognition of approximately $0.5 million less from the Company’s interest in Patriot versus the year-ago period. REX reported a gain of approximately $0.2 million in the first quarter of fiscal 2016 from certain adjustments to the purchase price of its sale of Patriot. As a result, income before income taxes and non-controlling interests in Q1 ‘16 totaled $5.0 million, compared with $6.9 million in Q1 ‘15.

Net income attributable to REX shareholders in Q1 ‘16 was $2.8 million, compared with $3.9 million in Q1 ‘15, while Q1 ‘16 diluted net income per share attributable to REX common shareholders was $0.43 per share, compared to $0.50 per share in Q1 ‘15. Per share results in Q1 ‘16 and Q1 ‘15 are based on 6,594,000 and 7,900,000 diluted weighted average shares outstanding, respectively.

-more-

REX American Resources Q1’ 16 Results, 6/2/16	page 2

REX Chief Executive Officer, Zafar Rizvi, commented, “We are pleased with our ability to generate profitable operating results in our fiscal 2016 first quarter given the challenging market environment during this time period. We believe these results reflect our ability to leverage our strategically positioned ethanol plants and the disciplined manner in which we operate at both the plant and corporate level.”

Balance Sheet and Share Repurchase Program

At April 30, 2016, REX had cash and cash equivalents of $122.5 million, $52.0 million of which was at the parent company and $70.5 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $135.8 million at January 31, 2016, $57.2 million of which was at the parent company and $78.6 million of which was at its consolidated ethanol production facilities.

REX repurchased 87,904 common shares in Q1 ‘16 at an average price of $49.52 per share. The Company is currently authorized to repurchase up to an additional 155,334 shares of common stock and has 6,560,527 shares outstanding.

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended April 30,
	2016	2015
Average selling price per gallon of ethanol	$1.32	$1.41
Average selling price per ton of dried distillers grains	$125.29	$144.23
Average selling price per pound of non-food grade corn oil	$0.24	$0.28
Average selling price per ton of modified distillers grains	$59.82	$79.96
Average cost per bushel of grain	$3.52	$3.67
Average cost of natural gas (per mmbtu)	$3.22	$4.80

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of April 30, 2016 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	115.5	74.9%	86.5
NuGen Energy, LLC (Marion, SD)	119.6	99.5%	119.0
Big River Resources West Burlington, LLC (West Burlington, IA)	106.5	9.7%	10.3
Big River Resources Galva, LLC (Galva, IL)	122.9	9.7%	11.9
Big River United Energy, LLC (Dyersville, IA)	127.2	5.4%	6.9
Big River Resources Boyceville, LLC (Boyceville, WI)	57.7	9.7%	5.6
Total	649.4	n/a	240.2

-more-

REX American Resources Q1’ 16 Results, 6/2/16	page 3

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 649 million gallons of ethanol over the twelve month period ended April 30, 2016. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended April 30, 2016) by the ethanol production facilities in which it has ownership interests was approximately 240 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the international, national or regional economies, weather, the effects of terrorism or acts of war and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statements of operations follow -

REX American Resources Q1’ 16 Results, 6/2/16	page 4

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	April 30,
	2016	2015
Net sales and revenue	$100,222	$105,197
Cost of sales	91,800	96,070
Gross profit	8,422	9,127
Selling, general and administrative expenses	(4,027)	(4,453)
Equity in income of unconsolidated ethanol affiliates	233	1,480
Gain on sale of investment	192	-
Gain on disposal of property and equipment, net	-	483
Interest and other income	160	218
Income before income taxes and non-controlling interests	4,980	6,855
Provision for income taxes	(1,514)	(2,416)
Net income including non-controlling interests	3,466	4,439
Net income attributable to non-controlling interests	(628)	(512)
Net income attributable to REX common shareholders	$2,838	$3,927

Weighted average shares outstanding – basic	6,573	7,900

Basic net income per share attributable to REX common shareholders	$0.43	$0.50

Weighted average shares outstanding – diluted	6,594	7,900

Diluted net income per share attributable to REX common shareholders	$0.43	$0.50

REX American Resources Q1’ 16 Results, 6/2/16	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands) Unaudited

	April 30, 2016	January 31, 2016
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$122,450	$135,765
Restricted cash	520	54
Accounts receivable	13,416	13,666
Inventory	25,732	17,178
Refundable income taxes	3,731	5,254
Prepaid expenses and other	6,285	6,407
Deferred taxes-net	1,036	1,036
Total current assets	173,170	179,360
Property and equipment-net	189,209	189,976
Other assets	6,692	6,642
Equity method investments	38,940	38,707
TOTAL ASSETS	$408,011	$414,685
LIABILITIES AND EQUITY:
CURRENT LIABILITIES:
Accounts payable – trade	$7,143	$10,212
Accrued expenses and other current liabilities	6,958	9,423
Total current liabilities	14,101	19,635
LONG TERM LIABILITIES:
Deferred taxes	38,304	38,304
Other long term liabilities	987	987
Total long term liabilities	39,291	39,291
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	144,856	144,844
Retained earnings	478,712	475,874
Treasury stock, 23,292 and 23,204 shares, respectively	(314,104)	(309,754)
Total REX shareholders’ equity	309,763	311,263
Non-controlling interests	44,856	44,496
Total equity	354,619	355,759
TOTAL LIABILITIES AND EQUITY	$408,011	$414,685

- statements of cash flows follow -

REX American Resources Q1’ 16 Results, 6/2/16	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Three Months Ended April 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,466	$4,439
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, impairment charges and amortization	4,812	4,956
Income from equity method investments	(233)	(1,480)
Gain on disposal of property and equipment	-	(483)
Dividends received from equity method investments	-	3,634
Gain on sale of investment	(192)	-
Stock based compensation expense	15	-
Changes in assets and liabilities:
Accounts receivable	(1,833)	(1,133)
Inventories	(8,554)	(1,504)
Other assets	1,589	2,075
Accounts payable-trade	(2,284)	(1,629)
Other liabilities	(2,465)	(3,587)
Net cash (used in) provided by operating activities	(5,679)	5,288
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,474)	(2,507)
Restricted cash	(466)	-
Proceeds from sale of investment	2,275	-
Proceeds from sale of property and equipment	-	1,402
Other	6	6
Net cash used in investing activities	(2,659)	(1,099)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of stock from noncontrolling interests holders	(268)	-
Treasury stock acquired	(4,709)	-
Net cash used in financing activities	(4,977)	-
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,315)	4,189
CASH AND CASH EQUIVALENTS-Beginning of year	135,765	137,697
CASH AND CASH EQUIVALENTS-End of year	$122,450	$141,886
Non cash investing activities – Accrued capital expenditures	$634	$-

# # #